                                                                    EXHIBIT 10.2



          INDEMNIFICATION AGREEMENT dated as of June 11, 1997 among THE NEWS CORPORATION LIMITED, a South Australia corporation ("News"), TCI SATELLITE
                                                     ----
ENTERTAINMENT, INC., a Delaware corporation ("TSAT"), PRIMESTAR PARTNERS L.P., a
                                              ----
Delaware limited partnership ("Primestar"), TIME WARNER INC., a Delaware
                               ---------
corporation ("TW"), COMCAST CORPORATION, a Pennsylvania corporation ("Comcast"),
              --                                                      -------
COX COMMUNICATIONS, INC., a Delaware corporation ("Cox"), MEDIAONE OF DELAWARE,
                                                   ---
INC., a Delaware corporation ("MediaOne"), ADVANCE/NEWHOUSE PARTNERSHIP, a New
                               --------
York general partnership ("Newhouse"), and GE AMERICAN COMMUNICATIONS, INC., a
                           --------
Delaware corporation ("GE", and together with TSAT, Primestar, TW, Comcast, Cox,
                       --
MediaOne and Newhouse, the "Primestar Parties").
                            -----------------

          WHEREAS, News and Primestar and, to the extent provided therein, each general and limited partner in Primestar are parties to an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"); and
                                      ------------------------

          WHEREAS, Primestar and each general and limited partner in Primestar are entering into the Asset Purchase Agreement in reliance upon the representations, warranties and agreements contained herein.


          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:


                                   ARTICLE I

                        REPRESENTATIONS AND WARRANTIES

          SECTION 1.01.  Discussions and Negotiations.  News hereby represents
                         ----------------------------
and warrants to each Primestar Party that at the time that any discussions or negotiations commenced (and at all times thereafter) between any News Representative (as defined below) and any of TSAT, Primestar, TW, Comcast, Cox, MediaOne, Newhouse or GE regarding the possibility of a transaction encompassing all or any part of the subject matter of the transactions contemplated by the Asset Purchase Agreement (a "Potential Transaction"), (x) the News
                             ---------------------
Representatives were not legally restricted from engaging in such discussions and negotiations or entering into an agreement in respect of a Potential Transaction and (y) engaging in such discussions and negotiations and entering into such an agreement did not and do not improperly interfere with the rights of any Person (as defined below) including, without limitation, any rights under any contract, agreement or arrangement to which any News Representative was or is a party, including, without limitation, the letter agreement dated February 19, 1997, among EchoStar Communications Corporation, Charles W. Ergen and News (the "Letter Agreement"). For purposes of
                                             ----------------
this Agreement, "News Representative" means News and any affiliate or subsidiary
                 -------------------
of News and the officers, directors, employees, representatives and agents of News, its affiliates and its subsidiaries. For purposes of this Agreement, "Person" means any individual, firm, corporation, partnership, limited liability
 ------
company, trust, joint venture, governmental agency or authority or other entity. References in this Agreement to any of TSAT, TW, Comcast, Cox, MediaOne, Newhouse or GE in this Section 1.01 shall be deemed to include the respective affiliates and subsidiaries of such party and the respective officers, directors, employees, representatives and agents of such party, its affiliates and its subsidiaries. References to Primestar in this Section 1.01 shall be deemed to include the respective officers, directors, employees, representatives and agents of Primestar.

          SECTION 1.02.  Enforceability.  News hereby represents and warrants to
                         --------------
each Primestar Party that (i) the execution, delivery and performance by News of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of News and (ii) this Agreement constitutes the valid and legally binding obligation of News, enforceable against News in accordance with its terms.


                                   ARTICLE II

                                INDEMNIFICATION

          SECTION 2.01.  Obligation to Indemnify.  News shall indemnify each
                         -----------------------
Primestar Indemnitee (as defined below) against, and hold it harmless from, any loss, liability, claim, (including, without limitation, any claim allegedly or actually resulting from a negligently or intentionally tortious act of such Primestar Indemnitee), damage, cost or expense, including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other fees and expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto, (collectively, "Losses")), as
 ------
incurred (payable monthly upon written request which request shall include reasonable evidence of the Losses set forth therein) to the extent arising from, relating to or otherwise in respect of (i) the breach of any representation or warranty of News in Article I above, (ii) the Letter Agreement or the transactions contemplated thereby, including, without limitation, any claim of tortious interference or (iii) the enforcement by any Primestar Indemnitee of any of the rights of such Primestar Indemnitee pursuant to this Agreement, including, without limitation, any action, suit, proceeding or Arbitration (as defined below) brought by or involving such Primestar Indemnitee for the purpose of enforcing any rights of such Primestar Indemnitee pursuant to this Agreement (including, without limitation, the enforcement of any Arbitration Decision (as defined below) to the extent such Primestar Indemnitee prevails in such enforcement action); provided, however, that Losses shall not include lost
                     --------  -------
profits or the loss of actual or potential economic benefits expected to be realized in connection with the transactions contemplated by the Asset Purchase Agreement as a result of the failure of the transactions contemplated by the Asset Purchase Agreement to be consummated due to the breach by News of its representation and warranty in Section 1.01. For purposes of this Agreement, "Primestar Indemnitee" means each Primestar Party and Newco (as defined in the
 --------------------
Asset Transfer Agreement) and the respective affiliates and subsidiaries of each Primestar Party and Newco and the respective officers, directors, partners, shareholders, employees, representatives, agents and trustees of each Primestar Party, each affiliate or subsidiary of a Primestar Party, Newco, and each affiliate or subsidiary of Newco.

          SECTION 2.02.  Procedures.  (a)  In order for a Primestar Indemnitee
                         -----------
to be entitled to any indemnification provided for under Section 2.01 in respect of, arising out of or involving (i) a claim made by any Person against such Primestar Indemnitee or (ii) discovery involving such Primestar Indemnitee in any claim against any Person other than such Primestar Indemnitee (either such case, a "Third Party Claim"), such Primestar Indemnitee must notify News in
         -----------------
writing (and in reasonable detail) promptly following receipt by such Primestar Indemnitee of written notice of the Third Party Claim; provided, however, that
                                                       --------  -------
failure to give such notification shall not affect the indemnification provided hereunder except to the extent News shall have been actually prejudiced as a result of such failure. Thereafter, the Primestar Indemnitee shall deliver to News, promptly after the Primestar Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Primestar Indemnitee relating to the Third Party Claim.

          (b) If a Third Party Claim is made against a Primestar Indemnitee, News shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof, in each case with counsel selected by News (subject to the consent of the Primestar Indemnitees that are involved in such Third Party Claim, which consent shall not be unreasonably withheld). If News elects to assume the defense of a Third Party Claim, the Primestar Indemnitees that are involved in such Third Party Claim, as a group, shall have the right to appoint one separate counsel to represent such Primestar Indemnitees in respect of such Third Party Claim and participate in the defense thereof and act as counsel of record to such Primestar Indemnitees with respect to such Third Party Claim. News shall be liable hereunder for all reasonable fees and expenses of such counsel. In addition, each Primestar Indemnitee that is involved in such Third Party Claim shall have the right to appoint a separate counsel to represent such Primestar Indemnitee in respect of such Third Party Claim and participate in the defense thereof and act as counsel of record to such Primestar Indemnitee and such Primestar Indemnitee shall be responsible for all reasonable fees and expenses of such counsel. Following notice to News of a Third Party Claim in accordance with Section 2.02(a), News shall also be liable for all reasonable fees and expenses of counsel employed by any Primestar Indemnitee for any period during which News has not assumed the defense of a Third Party Claim. News and all the Primestar Indemnitees shall cooperate in the defense of any Third Party Claim. Such cooperation shall include the retention and (upon the request of counsel to News or any Primestar Indemnitee in respect of such Third Party Claim) the provision to such counsel of records and information which are reasonably relevant to such Third Party Claim (subject to nondisclosure of any such records or information which are protected by the attorney-client privilege or are otherwise legally protected from disclosure), and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Notwithstanding the foregoing, News shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for all reasonable fees and expenses of counsel incurred by any Primestar Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against a Primestar Indemnitee that such Primestar Indemnitee reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, News shall be entitled to assume the defense of the portion relating to money damages.

          (c) Whether or not News assumes the defense of a Third Party Claim pursuant to Section 2.02(b), News shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of each Primestar Party unless such admission, settlement, compromise or discharge (i) by its terms obligates News to pay the full amount of the liability in connection with such Third Party Claim, (ii) does not provide for any injunction or other equitable relief against any Primestar Indemnitee, (iii) would not adversely affect any Primestar Indemnitee, and (iv) includes an unconditional release of each Primestar Indemnitee from all liability arising out of such Third Party Claim. In addition, News shall not admit any liability with respect to, or settle, compromise or discharge any claim made by any Person against News, if such Person shall also have alleged any claim against any Primestar Indemnitee arising out of substantially the same facts and circumstances as such Person's claim against News, unless such admission, settlement, compromise or discharge includes an unconditional release of each Primestar Indemnitee from all liability to such Person arising out of such facts and circumstances.

          (d) The obligations of News under this Article II shall be absolute and unconditional and shall not be subject to any reduction, limitation, impairment, compromise, setoff, recoupment or counterclaim as a result of, or otherwise affected by, the failure of any Primestar Indemnitee to demand payment or seek remedies against any other Person who may have obligations to such Primestar Indemnitee in respect of the matters for which indemnification is sought from News hereunder, and News hereby waives any defenses it may have in respect thereof.

          SECTION 2.03.  Right of Setoff.  Each Primestar Indemnitee is hereby
                         ---------------
authorized by News, at any time and from time to time, to the fullest extent permitted by law, to setoff and apply all payments or other obligations or indebtedness at any time due from such Primestar Indemnitee or any affiliate of such Primestar Indemnitee to News or any direct or indirect subsidiary of News, against any and all of the obligations of News under this Article II; provided,
                                                                      --------
that it shall be a condition to any such setoff and application that such Primestar Indemnitee shall have obtained an Arbitration Decision affirming the obligations of News under this Article II that are to be offset thereby. Each Primestar Indemnitee shall promptly notify News after any such setoff and application made by such Primestar Indemnitee or any affiliate thereof, but the failure to give such notice shall not affect the validity of such setoff and application.


                                  ARTICLE III

                                 MISCELLANEOUS

          SECTION 3.01.  Amendments; Waivers.  No amendment to or waiver of any
                         -------------------
provision of this Agreement shall be effective unless it shall be in writing and signed by all the parties hereto.

          SECTION 3.02.  Notices.  All notices and other communications
                         -------
hereunder (including, without limitation, any demand for arbitration pursuant to Section 3.08 hereof) shall be in writing and shall be deemed duly given when delivered by hand or overnight courier service or five calendar days after being mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to News:

               The News Corporation Limited
               1211 Avenue of the Americas
               New York, NY 10036
               Attn:  Arthur M. Siskind, Esq.
                      Senior Executive Vice President and
                         Group General Counsel
          and

               The News Corporation Limited
               c/o News America Publishing Incorporated
               1211 Avenue of The Americas
               New York, NY 10036
               Attn:  Arthur M. Siskind, Esq.
                      Senior Executive Vice President and
                         Group General Counsel

               with copies to

               Squadron, Ellenoff, Plesent & Sheinfeld, LLP
               551 Fifth Avenue
               New York, NY 10176
               Attn:  Joel I. Papernik, Esq.

          If to TSAT or Primestar:

               Primestar Partners L.P.
               100 N. Presidential Blvd.
               Bala Cynwyd, PA 19004
               Attn:  Marcus O. Evans, Esq.
                      General Counsel

               and

               TCI Satellite Entertainment, Inc.
               8085 South Chester, Suite 300
               Englewood, CO 80112
               Attn:  Gary Howard
                      President

               with copies to

               Baker & Botts, L.L.P.
               599 Lexington Avenue
               New York, NY 10022
               Attn:  Elizabeth M. Markowski, Esq.

          If to TW:

               Time Warner Inc.
               75 Rockefeller Plaza
               New York, NY 10019
               Attn:  President
               with copies to

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Attn:  John T. Gaffney, Esq.

          If to Comcast:

               Comcast Cable Communications, Inc.
               1500 Market Street
               Philadelphia, PA 19102
               Attn:  General Counsel

          If to Cox:

               Cox Communications, Inc.
               1400 Lake Hearn Drive
               Atlanta, GA 30319
               Attn: General Counsel

          If to MediaOne:

               MediaOne of Delaware, Inc.
               The Pilot House
               Lewis Wharf
               Boston, MA 02110
               Attn: General Counsel

          If to Newhouse:

               Advance/Newhouse Partnership
               5015 Campuswood Drive
               East Syracuse, NY 13057
               Attn:  Robert J. Miron

               with copies to

               Sabin, Bermont & Gould LLP
               350 Madison Avenue
               New York, NY 10017
               Attn: Arthur J. Steinhauer

          If to GE:

               GE American Communications
               Four Research Way
               Princeton, NJ 08540
               Attn: General Counsel


          SECTION 3.03.  Interpretation.  The headings contained in this
                         --------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 3.04.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 3.05.  Entire Agreement; No Third Party Beneficiaries.  This
                         ----------------------------------------------
Agreement together with the Asset Transfer Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter covered hereby and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof (including, without limitation, the Indemnification

Agreement dated as of May 16, 1997 between News and TSAT). Except as provided in
Article II above, this Agreement is not intended to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder. News may not assign, delegate or otherwise transfer any of its obligations hereunder without the prior written consent of each Primestar Party.

          SECTION 3.06.  Survival.  The representations, warranties, covenants
                         --------
and agreements contained herein shall survive the execution and delivery of this Agreement and the Asset Transfer Agreement and the closing under the Asset Transfer Agreement and shall not terminate.

          SECTION 3.07.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                         -------------
CONSTRUED (BOTH AS TO VALIDITY AND PERFORMANCE) AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING DELAWARE ARBITRATION LAW), WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OF SUCH STATE.

          SECTION 3.08.  Exclusive Arbitration.  (a)  News and each of the
                         ---------------------
Primestar Parties hereby agree that any controversy or claim arising out of or relating to this Agreement, including the existence, breach, termination or validity of this Agreement or any provision herein (including this Section 3.08), shall be determined exclusively by arbitration in accordance with the procedures set forth below.

          (b)   Each arbitration proceeding (the "Arbitration") hereunder shall
                                                  -----------
be governed by and conducted in accordance with the following rules:

          (i) Such Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

          (ii) Such Arbitration shall be conducted in Wilmington, Delaware before a single arbitrator (the "Arbitrator") (who shall be a lawyer duly
                                      ----------
     admitted to practice law in the State of Delaware) to be selected and agreed upon by the parties thereto. If such parties are unable to select a mutually acceptable Arbitrator within fourteen (14) calendar days after delivery of a written notice demanding arbitration by any party to this Agreement, then the Delaware Regional Director of the American Arbitration Association shall select the Arbitrator upon receipt of written request by any such party within fourteen (14) calendar days of receipt of such written request.

          (iii)  A hearing (the "Hearing") to determine and resolve the
                                 -------
     applicable claim submitted to Arbitration (the "Arbitrated Claim") shall be
                                                     ----------------
     held in accordance with the Commercial Arbitration Rules of the American Arbitration Association not later than sixty (60) calendar days after the date that the Arbitrator is selected and shall be concluded expeditiously and in no event later than thirty (30) calendar days after the commencement thereof.

          (iv) Any statements made or documents provided to the Arbitrator by any party to such Arbitration (or agent or representative of such party) shall simultaneously be delivered to each other party to such Arbitration.

          (v) Each of the Primestar Indemnitees who is a party to the Arbitration and News may, within fourteen (14) calendar days of the conclusion of the Hearing, submit to the Arbitrator such proposed findings and conclusions as such party shall deem necessary or appropriate.

          (vi) The Arbitrator shall, within thirty (30) calendar days after the conclusion of the Hearing, deliver a written decision (the "Arbitration
                                                                     -----------
     Decision") to the parties to such Arbitration which shall set forth therein
     --------
     with particularity the Arbitrator's determinations with respect to the Arbitrated Claim.

          (vii) The Arbitration Decision shall be final, binding and conclusive on all parties thereto, with no right of appeal or judicial review therefrom by any party thereto except in the case of actual bias on the part of the Arbitrator or an award procured by corruption, fraud or other undue means.

          (viii) The Arbitrator shall, upon the written application of any party to the Arbitration, have the right and jurisdiction to resolve any disputes among the parties thereto with respect to the interpretation, application or implementation of the Arbitration Decision and any determinations made by the Arbitrator pursuant to this Section 3.08(b)(viii) shall have the same force and effect as such Arbitration Decision.

          (ix) Any proceeding seeking a judgment confirming any Arbitration Decision may only be brought in the State Courts of the State of Delaware as provided in Section 3.09; provided, however, that following the entry of
                                  --------  -------
     judgment, it may be registered and enforced in any other jurisdiction pursuant to that jurisdiction's laws and procedures.

          SECTION 3.09.  EXCLUSIVE JURISDICTION; CONSENT TO JURISDICTION; AGENT
                         ------------------------------------------------------
FOR SERVICE.  AS PROVIDED IN SECTION 3.08 OF THIS AGREEMENT, EACH PARTY AGREES
------------
THAT ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING THE EXISTENCE, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR ANY PROVISION HEREIN (INCLUDING SECTION 3.08), SHALL BE DETERMINED EXCLUSIVELY BY ARBITRATION IN ACCORDANCE WITH SECTION 3.08. HOWEVER, IN THE EVENT ANY ACTION OR PROCEEDING INVOLVING THE INTERPRETATION OF THIS AGREEMENT OR THE ENFORCEMENT OF RIGHTS UNDER THIS AGREEMENT OR SEEKING RELIEF FROM ENFORCEMENT OF ANY ARBITRATION DECISION OR ANY OTHER ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, IS BROUGHT IN A COURT OF LAW, EACH PARTY AGREES THAT IT SHALL BRING SUCH ACTION OR PROCEEDING EXCLUSIVELY IN THE STATE COURTS OF THE STATE OF DELAWARE. SOLELY IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING EACH PARTY HEREBY (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH COURT AND (III) WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER IT.

NEWS HEREBY APPOINTS NEWS AMERICA PUBLISHING INCORPORATED AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH DELAWARE STATE COURT.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day first above written.

                                        THE NEWS CORPORATION LIMITED,

                                          by /s/ Arthur M. Siskind
                                             -----------------------
                                             Name: Arthur M. Siskind
                                             Title: Director


                                        TCI SATELLITE ENTERTAINMENT, INC.,

                                          by /s/ Gary S. Howard
                                             -----------------------
                                             Name: Gary S. Howard
                                             Title: President


                                        PRIMESTAR PARTNERS L.P.,

                                          by /s/ Jim Gray
                                             -----------------------
                                             Name: Jim Gray
                                             Title: Chief Executive Officer


                                        TIME WARNER INC.,

                                          by /s/ Spencer Hays
                                             -----------------------
                                             Name: Spencer Hays
                                             Title: Vice President

                                        COMCAST CORPORATION,

                                          by /s/ Julian A. Brodsky
                                             -----------------------
                                             Name: Julian A. Brodsky
                                             Title: Vice Chairman

                                        COX COMMUNICATIONS, INC.,

                                          by    /s/ Ajit M. Dalvi
                                             ________________________________
                                             Name:  Ajit M. Dalvi
                                             Title: Senior Vice President


                                        MEDIAONE OF DELAWARE INC.,

                                          by    /s/ Doug Holmes
                                             ________________________________
                                             Name:  Doug Holmes
                                             Title: E.V.P. Finance & Strategy


                                        ADVANCE/NEWHOUSE PARTNERSHIP,

                                          by ADVANCE COMMUNICATION CORP.,
                                             a New York corporation and a
                                             general partner,

                                          by    /s/ Robert Miron
                                             ________________________________
                                             Name:  Robert Miron
                                             Title: President


                                        GE AMERICAN COMMUNICATIONS, INC.,

                                          by    /s/ John Connelly
                                             ________________________________
                                             Name:  John Connelly
                                             Title: Chairman and CEO